Exhibit 99.1

REVOCABLE PROXY

MAYFLOWER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

            , 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of Mayflower Bancorp, Inc. with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of Mayflower Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at                     , Middleboro, Massachusetts on     ,             , 2013 at     :            .  ., local time, and at any and all adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MAYFLOWER BANCORP, INC.

            , 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT PROPOSAL, “FOR” EACH OF THE DIRECTOR NOMINEES, “FOR” THE OTHER PROPOSALS LISTED AND TO HOLD THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF MAYFLOWER’S NAMED EXECUTIVE OFFICERS “EVERY YEAR.” PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. The approval of the Agreement and Plan of Merger, dated as of May 14, 2013, by and among Independent Bank Corp., Rockland Trust Company, Mayflower Bancorp, Inc. and Mayflower Co-Operative Bank, and the transactions contemplated therein.

FOR            AGAINST            ABSTAIN

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2. The approval of one or more adjournments of the annual meeting if necessary to permit further solicitation of proxies in favor of the merger.

FOR            AGAINST             ABSTAIN

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3. The approval of a non-binding resolution to approve certain compensation of the named executive officers of Mayflower in connection with the merger.

FOR            AGAINST             ABSTAIN

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4. The election as directors of all nominees listed below (except as marked to the contrary below).

5.  The ratification of Marcum LLP as the independent registered public accounting firm of Mayflower Bancorp, Inc. for the fiscal year ending March 31, 2014.

FOR            AGAINST            ABSTAIN

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6. The approval of a non-binding resolution to approve the compensation of the named executive officers.

FOR            AGAINST            ABSTAIN

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7. The approval of the frequency of the advisory vote to approve the compensation of the named executive officers.

ONE YEAR    TWO YEARS    THREE YEARS    ABSTAIN

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☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ E. Bradford Buttner ¡ Diane A. Maddigan ¡ Edward J. Medeiros ¡ David R. Smith	THIS PROXY, REVOKING PREVIOUS PROXIES, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE MAYFLOWER MERGER AGREEMENT PROPOSAL, “FOR” EACH OF THE DIRECTOR NOMINEES, “FOR” THE OTHER PROPOSALS LISTED AND TO HOLD THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF MAYFLOWER’S NAMED EXECUTIVE OFFICERS “EVERY YEAR.” IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

INSTRUCTIONS: To withhold your vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Shareholder	Date:		Signature of Shareholder	Date: